                                   ROHR, INC.
                     $100,000,000   % Senior Notes due 2003
           $50,000,000     % Convertible Subordinated Notes due 2004*

                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                                   May    , 1994

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Ladies and Gentlemen:

  Rohr, Inc., a Delaware corporation (the "Company"), proposes to sell to Salomon Brothers Inc (the "Underwriter") $100,000,000 aggregate principal
amount of its    % Senior Notes due 2003 (the "Senior Notes"), to be issued
under an indenture (the "Senior Note Indenture") to be dated as of       , 1994
between the Company and IBJ Schroder Bank and Trust Company, as trustee (the "Senior Note Trustee"). Concurrently therewith, the Company proposes to sell to
the Underwriter $50,000,000 aggregate principal amount of its    % Convertible
Subordinated Notes due 2004 (the "Convertible Subordinated Notes"), to be issued under an indenture (the "Convertible Subordinated Note Indenture" and, together with the Senior Note Indenture, the "Indentures") to be dated as of
                 , 1994 between the Company and The Bank of New York, as
Trustee (the "Convertible Subordinated Note Trustee," and, together with the Senior Note Trustee, the "Trustees"). The Convertible Subordinated Notes are convertible into shares of common stock of the Company (the "Common Stock"). The Company also proposes to grant to the Underwriter an option to purchase up to an additional $7,500,000 aggregate principal amount of Convertible Subordinated Notes (the "Option Notes," with the Option Notes together with the Senior Notes and Convertible Subordinated Notes hereinafter being called the "Securities"). Terms not otherwise defined herein have the same meanings as set forth in the Indentures.

  1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriter as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (c) hereof.

  (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 33-53113) on Form S-3, including related Preliminary Prospectuses, for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related Preliminary Prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission either
(i) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the forms of final Prospectuses) or
(ii) after effectiveness of such registration statement, final Prospectuses in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause (ii), the Company has included in such registration statement, as amended at the Effective Date, all material information (other than Rule 430A Information) required by the Securities Act and the rules thereunder to be included in the Prospectuses with respect to the Securities and the offerings thereof. As filed, such amendment and forms of final Prospectuses, or such final Prospectuses, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offerings thereof and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all
- --------
* Plus an option to purchase from Rohr, Inc. up to $7,500,000 aggregate principal amount of additional notes to cover over-allotments, if any.

substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectuses) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Company has also filed the Indentures with the Commission pursuant to the TIA and the rules and regulations thereunder.

  (b) On the Effective Date, the Registration Statement did or will, and when the Prospectuses are first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectuses (and any supplements thereto) will comply in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the TIA and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indentures did or will comply in all material respects with the applicable requirements of the TIA and the rules thereunder; and, on the Effective Date, the Prospectuses, if not filed pursuant to Rule 424(b), did not or will not, and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectuses (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-
1) under the TIA of the applicable Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectuses (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement or the Prospectuses (or any supplement thereto).

  (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectuses" shall mean any preliminary prospectus referred to in paragraph
(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information. "Prospectus" shall mean each prospectus relating to the respective Securities that is last filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 424" and "Rule 430A" refer to such rules under the Securities Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, the Preliminary Prospectuses or the Prospectuses shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectuses or the Prospectuses, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectuses or the Prospectuses shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of any Preliminary Prospectuses or the Prospectuses, as the case may be, deemed to be incorporated therein by reference.

  (d) Deloitte & Touche, who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectuses, are independent public accountants as required by the Securities Act and the regulations promulgated thereunder.

  (e) The consolidated financial statements included in the Registration Statement and the Prospectuses present fairly the financial position of the Company and each corporation of which the Company owns or will own as of the Closing Date 50% or more of the outstanding equity securities (individually a "Subsidiary" and collectively the "Subsidiaries") as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

  (f) Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (i) there has been no material adverse change in the condition (financial or otherwise) or in the results of operations, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (ii) other than those in the ordinary course of business, no transactions have been entered into and no liabilities or obligations, direct or contingent, have been incurred by the Company or any of its Subsidiaries, which are material with respect to the Company and its Subsidiaries considered as one enterprise.

  (g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and each Prospectus; and the Company is duly registered, qualified or licensed to conduct business in each jurisdiction in which its ownership or leasing of property or conduct of business legally requires such registration, qualification or licensure, except for such jurisdictions where the failure to be so registered, qualified or licensed does not have a material adverse effect on the condition (financial or otherwise) or the results of operations, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

  (h) As of the Closing Date, the Company had no significant Subsidiaries (as defined in Regulation S-X promulgated by the Commission). [Rohr Europe], a corporation and wholly owned subsidiary of the Company ("Rohr Europe") has been duly incorporated or formed and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and each Prospectus; and Rohr Europe is duly registered, qualified or licensed to conduct business in each jurisdiction or place in which its ownership or leasing of property or conduct of business legally requires such registration, qualification or licensure except for such jurisdictions where the failure to be so registered, qualified or licensed does not have a material adverse effect on its condition (financial or otherwise), results of operations, business affairs or business prospects.

  (i) The authorized, issued, reserved and outstanding capital stock of the Company as of the Closing Date is as set forth in each Prospectus under "Capitalization," including the footnotes thereto, except for stock issued pursuant to options and warrants described in the Registration Statement or pursuant to any employee benefit plan described in the Registration Statement, in each case occurring subsequent to January 30, 1994 and which are not material in the aggregate; and the issued and outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests of the Company, except for the Convertible Subordinated Notes and as may be set forth in the Prospectuses. As of the Closing Date, all of the outstanding capital stock or other securities evidencing equity ownership of the Subsidiaries will have been duly and validly authorized and issued and will be fully paid and nonassessable, and will be owned, directly or indirectly, by the Company, free and clear of any security interest, claim, lien or encumbrance; there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any Subsidiary.

  (j) To the best of their knowledge, neither the Company nor Rohr Europe is engaged in any unfair labor practice which would have a material adverse effect on the Company and its Subsidiaries considered as one enterprise. Except for matters which are not material in the aggregate to the Company and its Subsidiaries, (i) there is (A) no unfair labor practice complaint pending or, to the best of their knowledge, threatened against the Company or Rohr Europe before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the best of their knowledge, threatened, and (B) no strike, slowdown or stoppage pending or, to the best knowledge of the Company or Rohr Europe after due inquiry, threatened against the Company or Rohr Europe and (ii) there has been no violation of any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder.

  (k) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, which has been served upon the Company or Rohr Europe and is now pending, or, to the best knowledge of the Company or Rohr Europe, threatened, against the Company or Rohr Europe, or to which the Company or Rohr Europe or any of their properties is subject which is required to be disclosed in the Registration Statement and the Prospectuses (other than as disclosed therein), or which could prohibit or limit in any way the consummation of any of the transactions contemplated by this Agreement, the Indentures or the Securities; all pending legal or governmental proceedings to which the Company or Rohr Europe is a party or of which any of their property is the subject which are not described in the Registration Statement and the Prospectuses, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or other documents of the Company or Rohr Europe which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the regulations promulgated thereunder which have not been so filed.

  (l) The Common Stock issuable upon conversion of the Convertible Subordinated Notes has been duly authorized and reserved by the Company and, when issued upon conversion of the Convertible Subordinated Notes, will be validly issued, fully paid and nonassessable and will conform to the description thereof in the applicable Prospectus. The Common Stock issuable upon conversion of the Convertible Subordinated Notes (upon issuance) will be free of preemptive and similar rights.

  (m) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory authority or agency or body having jurisdiction over the Company or Rohr Europe or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement, the Indentures, the Securities and the consummation of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the Securities, except (i) the registration under the Securities Act or the regulations promulgated thereunder of the Securities, (ii) the qualification of the Indentures under the TIA, (iii) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities, Blue Sky or real estate syndication laws or gaming laws which have been obtained or made to the extent required as of the date hereof, and (iv) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits as have already been obtained or made.

  (n) The Company and Rohr Europe have good and valid title to or valid and enforceable leasehold interests in all real property, and all material personal property owned or leased by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectuses or such as do not materially affect the aggregate value of such property taken as a whole and do not interfere with the use made and proposed to be made of such property and interests by the Company or Rohr Europe, and no consent need be obtained under such leases, except as disclosed in the Prospectuses. The Company and its Subsidiaries are in compliance in all material respects with the terms and conditions of such leases, and such leases are in full force and effect. Except for such assets and facilities as are immaterial in the aggregate to the business of the Company and its Subsidiaries, all tangible assets and facilities of the Company and its Subsidiaries are adequate, in the reasonable opinion of the Company, for the uses to which they are being put or are expected to be put in the ordinary course of business.

  (o) The Company and Rohr Europe have all governmental licenses, certificates, permits, authorizations, approvals, franchises or other rights necessary to carry on their business as such business is presently conducted by them except as otherwise set forth in the Prospectuses and except as would, in the aggregate, not have a material adverse effect upon the condition (financial or otherwise) or the results of operations, business affairs, or business prospects of the Company and its Subsidiaries considered as a single enterprise. Neither the Company nor Rohr Europe has any reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such license, certificate, permit, authorization, approval, franchise or right in any material respect. Neither the Company nor Rohr Europe has any reason to believe that any such license, permit or approval necessary in the future to conduct the business of the Company and its Subsidiaries as described in the Prospectuses will not be granted upon application, or that any other governmental agencies are investigating the Company or Rohr Europe other than in ordinary course administrative reviews, an ordinary course review of the transactions contemplated hereby or as otherwise set forth in the Prospectuses.

  (p) The Company and Rohr Europe are in compliance with, and conduct their business in conformity with, all applicable state, federal, local and foreign laws and regulations, except to the extent that any failure so to comply or conform would not have a material adverse effect upon the condition (financial or otherwise) or the results of operations, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

  (q) To the best knowledge of the Company, the Company has obtained all permits, licenses and other authorizations that are required under all laws of the United States and of any state in which the Company is incorporated, owns or leases real property or conducts business, or under any regulation, plan, order, decree, judgment, injunction, notice or demand letter thereunder, relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, or hazardous substances or wastes (collectively, the "Environmental Laws"), except as otherwise set forth in the Prospectuses or to the extent failure to have any such permit, license or authorization, individually or in the aggregate, does not have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise. Except as described in the Prospectuses, each of the Company and its Subsidiaries is in compliance with all terms and conditions of any required permits, licenses and authorizations, and with the provisions of the Environmental Laws, except to the extent failure to comply would not have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

  (r) To the best knowledge of the Company, except as disclosed in the Registration Statement, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions, or plans relating to the business as presently being conducted by the Company or its Subsidiaries that prevent compliance or continued compliance with the Environmental Laws, or would be reasonably likely to form the basis of any claim, suit, proceeding, liability, notice of violation, remediation or cleanup based on or related to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release into the work-place, the community or the environment of any pollutant, contaminant or hazardous substance or waste, except as will not individually or in the aggregate have a material adverse effect on the Company and its Subsidiaries, considered as one enterprise.

  (s) Neither the Company nor Rohr Europe is in violation of its Certificate or Articles of Incorporation or by-laws or in default in any material respect in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which any of them is a party or by which any of them or their property may be bound, or to which any of their property or assets is subject, which violations or defaults in the aggregate would have a material adverse effect on the condition (financial or otherwise) or on the results of operations, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise; and the execution, delivery and performance of this Agreement and the Indentures and the issuance and sale of the Securities, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of the Company and will not conflict with or constitute a breach of, or default under, cause the acceleration of the maturity of, require the consent of any person pursuant to or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Company or Rohr Europe pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which any of the Company or Rohr Europe is a party or by which either of them may be bound, or to which any of the property or assets of any of the Company or Rohr Europe is subject, nor will such action result in any violation of the provisions of the Certificate or Articles of Incorporation or by-laws of either the Company or Rohr Europe or any applicable law or administrative regulation, or any administrative or court decree, order or judgment specifically binding upon the Company or Rohr Europe.

  (t) This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery by the other parties hereto, is the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

  (u) The Company has full corporate power and authority to enter into, deliver and perform its obligations under this Agreement, the Indentures, the Securities and all other documents or certificates required or contemplated thereby. The Securities have been duly authorized by the Company for issuance and sale pursuant to this Agreement, and, when issued, authenticated and delivered pursuant to this Agreement and the Indentures against payment of the consideration set forth herein, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting enforcement of creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and would be entitled to the benefits provided by the applicable Indenture; the Indentures have been duly authorized and, at the Closing Time, will be duly qualified under the TIA and, assuming due execution and delivery by the applicable Trustee, when executed and delivered by the Company will constitute valid and legally binding agreements of the Company, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting enforcement of creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and the Securities and the Indentures conform to the descriptions thereof in the Prospectuses.

  (v) Neither the Company nor Rohr Europe is, or, following the issuance of the Securities, will become, an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

  (w) All tax returns required to be filed by the Company or Rohr Europe in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest.

  (x) The Company and Rohr Europe maintain insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and Rohr Europe and their businesses.

  2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the
Company, at a purchase price of       % of the principal amount thereof, 100%
of the aggregate principal amount of the Senior Notes and the Convertible Subordinated Notes.

  (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the Underwriter to purchase up to $7,500,000 aggregate principal amount of Option Notes at the same purchase price per share as the Underwriter shall pay for the Convertible Subordinated Notes. Said option may be exercised only to cover over-allotments in the sale of the Convertible Subordinated Notes by the Underwriter. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectuses upon written or telegraphic notice by the Underwriter to the Company setting forth the aggregate principal amount of the Option Notes as to which the Underwriter is exercising the option on the settlement date. Delivery of certificates representing such Option Notes, and payment therefor, shall be made as provided in Section 3 hereof.

  3. Delivery and Payment. Delivery of and payment for the Senior Notes and the Convertible Subordinated Notes shall be made at 10:00 a.m., New York City time,
on             , 1994, which date and time may be varied by agreement among the
Underwriter and the Company (such date and time of delivery and payment being herein called the "Closing Date"). The Underwriter will make payment for the Senior Notes and Convertible Subordinated Notes to be sold hereunder by a certified or official bank check or checks, drawn on or by a New York or Los Angeles Clearing House Bank and payable in next day funds, to the order of the Company against delivery of the Senior Notes and the Convertible Subordinated Notes for the account of the Underwriter provided, however, that upon written request of the Company delivered to the Underwriter not less than two business days prior to the Closing Date, such payment shall be made in immediately available funds, and the Company shall reimburse the Underwriter for its cost in obtaining such immediately available funds. Delivery of the Senior Notes and the Convertible Subordinated Notes shall be made at such location as the Underwriter shall reasonably designate at least one business day in advance of the Closing Date, and payment for the Senior Notes and the Convertible Subordinated Notes shall be made at the offices of Latham & Watkins, New York, New York, on the Closing Date. Certificates for the Senior Notes and the Convertible Subordinated Notes shall be registered in such names and in such denominations as the Underwriter may request not less than two full business days in advance of the Closing Date.

  Delivery to the Underwriter of and payment for any Option Notes to be purchased by the Underwriter shall be made at the aforementioned office of Latham & Watkins at such time a date (the "Option Closing Date") which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice described above, as shall be specified in such notice. The place of closing for any Option Notes and the Option Closing Date for such Option Notes may be varied by agreement between the Underwriter and the Company.

  The Company agrees to have the Senior Notes and the Convertible Subordinated Notes (and the Option Notes, if applicable) available for inspection, checking and packaging by the Underwriter in New York, New York not later than 1:00 p.m. on the business day prior to the Closing Date (or the Option Closing Date, as applicable).

  The Company will deliver to the Underwriter on the Option Closing Date, and the obligation of the Underwriter to purchase the Option Notes shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming, as of such Option Closing Date and with respect to the Option Notes, the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

  4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Senior Notes and the Convertible Subordinated Notes for sale to the public as set forth in the Prospectuses.

  5. Agreements. The Company agrees with the Underwriter that:

  (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectuses without the prior consent of the Underwriter, provided, however, that if the Company shall be advised by counsel that the filing of such amendment or supplement is required under the Securities Act or other applicable law, the Company may file such amendment or supplement after giving notice to the Underwriter and allowing the Underwriter a reasonable opportunity to comment thereon. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectuses is otherwise required under Rule 424(b), the Company will cause the Prospectuses, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Prospectuses, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Securities, any amendment of the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectuses or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

  (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event known to the Company occurs as a result of which the Prospectuses as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectuses to comply with the Securities Act or the rules or regulations thereunder, the Company promptly will prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or which will effect such compliance.

  (c) The Company will make generally available to its security holders and to the Underwriter a consolidated earnings statement or statements of the Company and its Subsidiaries, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

  (d) The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, as many signed copies of the Registration Statement as originally filed and of each amendment thereof (including exhibits filed therewith) as the Underwriter may reasonably request and to the Underwriter a conformed copy of the Registration Statement as originally filed and of each amendment thereof (without exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or dealer may be required by the Securities Act, as many copies of each Preliminary Prospectus and the Prospectuses and any supplement thereto as the Underwriter may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

  (e) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriter may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities provided, however, that the Company shall not be required to qualify as a foreign corporation or consent to service of process in any jurisdiction in which such qualification or consent is not otherwise required, and will arrange for the determination of the legality of the Securities for purchase by institutional investors and will pay the fee of the National Association of Securities Dealers, Inc. in connection with its review of the offering.

  (f) The Company will fully comply with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner.

  (g) The Company will cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. and in the performance of any due diligence investigation by any broker-dealer participating in the sale of the Securities.

  (h) The Company waives, to the extent permitted by law, the use of any usury laws against any holder of Securities.

  (i) The Company, during the period when the Prospectuses are required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, subsequent to the time the Registration Statement becomes effective.

  (j) The Company will apply the proceeds from the issuance and sale of the Securities as set forth in the Prospectuses under the heading "Use of Proceeds."

  (k) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectuses, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as may be required, in a form acceptable to the Department.

  (l) The Company will reserve, from time to time, a sufficient number of shares of Common Stock to permit the issuance of shares of Common Stock upon the conversion of all of the outstanding Convertible Subordinated Notes by the holders thereof.

  (m) The Company will use all reasonable efforts to cause the Common Stock issuable upon conversion of the Convertible Subordinated Notes to be listed on the New York Stock Exchange.

  (n) The Company will use all reasonable efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Securities.

  6. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, or the Option Closing Date, as applicable, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriter agrees in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 p.m. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. New York City time on such date or (ii) 12:00 noon New

York City time on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m. New York City time on such date; if filing of the Prospectuses, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectuses, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

  (b) The Company shall have furnished to the Underwriter the opinion of Gibson, Dunn & Crutcher as counsel for the Company, and the Opinion of Richard
W. Madsen, general counsel to the Company in each case, dated the Closing Date, in form and substance satisfactory to the Underwriter, and substantially in the form of Exhibits B and C, respectively, hereto.

  In rendering such opinions, such counsel may rely (A) as to matters involving the application of another state's law, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriter and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. In addition, Gibson, Dunn & Crutcher may rely as to certain matters upon the opinion of Richard W. Madsen, general counsel to the Company.

  (c) The Underwriter shall have received from Latham & Watkins, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indentures, the Registration Statement, the Prospectuses (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

  (d) The Company shall have furnished to the Underwriter a certificate of the Company, signed by the Chairman of the Board, the President or a Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectuses, any supplement to the Prospectuses and this Agreement and that to the best of their knowledge:

    (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

    (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

    (iii) since the date of the most recent financial statements included in the Prospectuses (exclusive of any supplement thereto), (A) there has been no material change in the capital stock or long-term debt of the Company except as set forth in or contemplated in the Prospectuses and (B) there has been no material adverse change in the condition (financial or otherwise), results of operations, business or properties of the Company and its Subsidiaries, considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

  (e) At the Execution Time and at the Closing Date, Deloitte & Touche shall have furnished to the Underwriter a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Underwriter, confirming that they are independent accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder and stating in effect that:

    (i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement and the Prospectuses and reported on by them comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations;

    (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its Subsidiaries; their limited review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited interim financial information for the six-month period ended January 30, 1994, and as at January 30, 1994; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders and directors of each of the Company and its Subsidiaries; and inquiries of certain officials of the Company and its Subsidiaries who have responsibility for financial and accounting matters of the Company or its Subsidiaries as to transactions and events subsequent to January 30, 1994, nothing came to their attention which caused them to believe that:

      (1) any unaudited financial statements included in the Registration Statement and the Prospectuses do not comply in form in all material respects with applicable accounting requirements of the Securities Act and with the published rules and regulations of the Commission with respect to registration statements on Form S-3; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectuses; or

      (2) with respect to the period subsequent to January 30, 1994, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company or its Subsidiaries or capital stock of each of the Company or its Subsidiaries or decreases in the stockholders' equity of any of the Company or its Subsidiaries, in each case as compared with the amounts shown on the January 30, 1994 consolidated balance sheet included in the Registration Statement and the Prospectuses, or for the period from January 31, 1994 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in net operating revenues, operating income or net income before income taxes or in total or per share amounts of net income of each of the Company or its Subsidiaries, except in all instances for changes or decreases set forth in such letter or changes or decreases that the Registration Statement discloses have occurred or may occur, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriter; and

    (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Subsidiaries) set forth in the Registration Statement and the Prospectuses (or in any documents incorporated by reference therein), including the information set forth under the captions "Consolidated Capitalization," "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" in the Prospectuses, agrees with the accounting records of the Company and its Subsidiaries, excluding any questions of legal interpretation.

  References to the Prospectuses in this paragraph (e) include any supplement thereto at the date of the letter.

  (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its Subsidiaries taken as a single enterprise the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto).

  (g) The Company shall have obtained and provided to the Underwriter, in form and substance satisfactory to the Underwriter and its counsel, certain amendments, supplements or modifications to certain of the Company's credit facilities and other borrowing agreements currently in place that shall, among other things, sufficiently broaden certain restrictive financial covenants contained therein.

  (h) Prior to the Closing Date, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and its counsel, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

  7. Reimbursement of Underwriter's Expenses.

  (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by or on behalf of the Underwriter, all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with: (i) preparing, printing, duplicating, filing and distributing the Registration Statement as originally filed and all amendments thereto (including all exhibits thereto), any Preliminary Prospectuses, the Prospectuses and any amendments thereof or supplements thereto, the Indentures, any dealer agreements and the underwriting documents (including this Agreement and all other documents related to the public offering of the Securities, including those supplied to the Underwriter in quantities as hereinabove stated); (ii) the issuance, transfer and delivery of the Securities to the Underwriter, including any transfer or other taxes payable thereon; (iii) the qualification of the Securities under state and foreign securities or Blue Sky laws and the eligibility of the Securities for investment under state and foreign law, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and a "Legal Investment Memorandum" and the reasonable fees and disbursements of Underwriter's counsel in connection therewith; (iv) the review of the terms of the public offering of the Securities by the National Association of Securities Dealers, Inc.; and (v) the fees and expenses of the Trustees and any agent of the Trustees and the fees and disbursements of counsel for the Trustee in connection with the Indentures and the Securities.

  (b) If the sale of the Senior Notes and the Convertible Subordinated Notes provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriter in connection with the proposed purchase and sale of the Securities.

  8. Indemnification and Contribution.

  (a) The Company agrees to indemnify, defend and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter, and each person who controls the Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereto, or in any Preliminary Prospectus or any Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, and provided further that the indemnity agreement contained in this subsection (a) with respect to any Preliminary Prospectus or amended Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, expense, liability or claim purchased the Security which is the subject thereof (or to the benefit of any person controlling such Underwriter), if the Prospectus corrected any such alleged untrue statement or omission and if such person was not given a copy of the Prospectus or prior to the written confirmation of the sale of such Security to such person and the Company has previously made available copies of the Prospectus to such Underwriter. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

  (b) The Underwriter agrees to indemnify, defend and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, and their agents, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. The Company and the Underwriter acknowledge that the statements set forth (i) in the last paragraph of the cover page and (ii) the information under the heading "Underwriting," relating to the amount of Securities sold to the Underwriter, the Underwriter's concession and the dealers' reallowance, in any Preliminary Prospectus and any Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in any Preliminary Prospectus or any Prospectus, and the Underwriter confirms that such statements are correct.

  (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and
(ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified parties collectively shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest, (ii) the actual defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party,
(iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party in writing to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

  (d) In the event that the indemnity provided in paragraph (a) or (b) of this
Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriter agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Company and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriter from the offering of the Securities; provided, however, that in no case shall the Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by the Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable, the Company and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriter in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses), and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectuses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriter. The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

  9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by written notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (a) trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation National Market System shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or Market System, (b) a banking moratorium shall have been declared either by federal or New York State authorities, (c) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectuses (exclusive of any supplement thereto) or (d) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization, PROVIDED, that in the case of such "watch list" placement, termination shall be permitted only if such placement would, in the judgment of the Underwriter, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities or materially impair the investment quality of the Securities.

  10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities, certificates and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

  11. Notices. All communications hereunder are required to be in writing and effective only on receipt and, if sent to the Underwriter, will be mailed, delivered, telegraphed or telecopied and confirmed to Salomon Brothers Inc at Seven World Trade Center, New York, New York, 10048, Attention: Legal Department; or, if sent to the Company, will be mailed, delivered, telegraphed or telecopied and confirmed to it at 850 Lagoon Drive, Chula Vista, California 91910, Attention: General Counsel.

  12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

  13. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriter.

                                          Very truly yours,

                                          ROHR, INC.

                                          By:
                                             ------------------------------

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON BROTHERS INC

By:
  ------------------------------

                                   EXHIBIT A

                                   OPINION OF
                            GIBSON, DUNN & CRUTCHER
                            COUNSEL FOR THE COMPANY

The opinion of Gibson, Dunn & Crutcher, which is called for by Section 6(c) of the Underwriting Agreement (the "Opinion"), shall be dated the Closing Date and addressed to the Underwriter. All terms used herein without definition shall have the meanings assigned to such terms in the Underwriting Agreement. The Opinion shall be substantially to the effect that:

    1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectuses.

    2. The Company is duly qualified or licensed to conduct business and is in good standing in each jurisdiction in which it owns or leases material property or in which the character of its business makes such qualification or license necessary, except where the failure so to qualify or be licensed would not have a material adverse effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole.

    3. The Company has corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indentures, the Senior Notes and the Convertible Subordinated Notes. This Agreement, the Indentures, the Senior Notes and the Convertible Subordinated Notes have been duly authorized, executed and delivered by the Company.

    4. The Indentures constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except to the extent that (A) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws and court decisions of general application now or hereafter in effect relating to or affecting the rights of creditors generally, including without limitation, statutory or other laws regarding fraudulent or preferential transfer, (B) such enforceability may be limited by equitable principles (whether considered in an action at law or in equity) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought and (C) rights to indemnity and contribution thereunder may be limited by federal or state securities laws or the policies underlying such laws, and except as to any provisions thereof which involve a purported waiver of rights or defenses, as to which such counsel may express no opinion.

    5. The Company has authorized capitalization as set forth in the Registration Statement. To the best of such counsel's knowledge, except as set forth in the Registration Statement, (i) there are no outstanding subscriptions, warrants, options, calls or commitments of any character relating to or entitling any person to purchase or otherwise acquire any shares of the capital stock of the Company, and (ii) there are no obligations or securities convertible into or exchangeable for shares of any capital stock of the Company or any commitments of any character relating to or entitling any person to purchase or otherwise acquire any such obligations or securities.

    6. The holders of outstanding capital stock of the Company are not entitled to preemptive rights or, to the best of such counsel's knowledge, similar rights to subscribe for or to purchase any capital stock of the Company.

    7. To the best of such counsel's knowledge, all of the outstanding capital stock or other securities evidencing equity ownership of the Subsidiaries have been duly and validly authorized and are fully paid and nonassessable, are owned of record and beneficially by the Company, either directly or indirectly through wholly owned subsidiaries of the Company, free and clear of any security interest, claim, lien or encumbrance; and there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any Subsidiary.

    8. The Senior Notes, the Convertible Subordinated Notes and the Indentures conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectuses.

    9. The Registration Statement has become effective under the Securities Act; any filing of the Prospectuses, and any supplements thereto, required pursuant to Rule 424(b)(1) has been made in the manner and within the time period required by Rule 424(b); and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

    10. The Registration Statement and each Prospectus (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein and the Trustee's statements of eligibility and qualification of Form T-1, as to which such counsel need not express an opinion) comply as to form in all material respects with the Securities Act and the Trust Indenture Act and the rules thereunder.

    11. The Indentures have been duly qualified under the Trust Indenture
  Act.

    12. No consent, approval, authorization or order of, or registration or filing with, any court or governmental agency or body is required in connection with the execution, delivery and performance by the Company of this Agreement, the Indentures, the Senior Notes and the Convertible Subordinated Notes, or in connection with the offer, sale, delivery and compliance with the terms of the Senior Notes and the Convertible Subordinated Notes, except (A) the registration under the Securities Act of the Senior Notes and the Convertible Subordinated Notes, (B) the qualification of the Indentures under the Trust Indenture Act, (C) such consents, approvals, authorizations, orders, registrations or filings as may be required under state securities, Blue Sky or real estate syndication laws, and (D) such other consents, approvals, authorizations, orders, registrations or filings as have been obtained or made.

    13. The Company is not in violation of its Certificate of Incorporation or Bylaws and to the best of such counsel's knowledge is not in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture or other financing agreement of the Company, where such default could have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

    14. The execution, delivery and performance of this Agreement, the Indentures, the Senior Notes and the Convertible Subordinated Notes, the fulfillment of the terms therein set forth and the consummation of the transactions therein contemplated, including the issuance, sale and delivery of the Senior Notes and the Convertible Subordinated Notes, will not violate or conflict with, result in a breach of or constitute a default under the Certificate of Incorporation or Bylaws of the Company or the terms of any indenture or other material agreement or instrument known to such counsel, including without limitation this Agreement, the Indentures, the Senior Notes and the Convertible Subordinated Notes, to which the Company is a party or by which it is bound.

    15. To the best knowledge of such counsel, (i) there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator against or involving the Company of a character required to be disclosed in the Registration Statement or the Prospectuses which is not disclosed therein, and (ii) there is no contract, license, agreement or other document of the Company of a character required to be described in the Registration Statement or the Prospectuses, or to be filed as an exhibit to the Registration Statement, which is not so described or filed.

    16. The Company is not, nor will be upon the issuance and sale of the Senior Notes and the Convertible Subordinated Notes and the fulfillment of the terms of this Agreement, subject to regulation under the Investment Company Act of 1940, as amended.

    17. To the best of such counsel's knowledge, no holder of securities of the Company has unwaived rights to the registration of such securities pursuant to the Registration Statement.

    18. The Senior Notes and the Convertible Subordinated Notes, when executed and authenticated in accordance with the respective Indenture and delivered to and paid for by the Underwriter in accordance with this Agreement, will be the legal, valid and binding obligations of the Company, entitled to the benefits provided by the Indentures and enforceable in accordance with their terms, except to the extent that (A) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or court decisions of general application now or hereafter in effect relating to or affecting the rights of creditors generally, including without limitation, statutory or other laws regarding fraudulent or preferential transfers, (B) such enforceability may be limited by equitable principles (whether considered in an action at law or in equity) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought and (C) rights to indemnity and contribution thereunder may be limited by federal or state securities laws or the policies underlying such laws, and except as to any provisions thereof which involve a purported waiver of rights or defenses, as to which such counsel may express no opinion.

    19. The statements set forth in the Prospectus relating to the Convertible Subordinated Notes under the headings "Description of Capital Stock" and "Certain Federal Income Tax Consequences," insofar as such statements constitute a summary of the documents, laws or proceedings referred to therein, fairly present the information called for with respect to such documents, laws and proceedings.

    20. The indebtedness represented by the Senior Notes and the Convertible Subordinated Notes is not usurious under the laws of (or is exempt from the usury laws of) the United States and the states of California and New York.

  We are not passing upon, do not assume any responsibility for and have not independently verified the accuracy, completeness or fairness of the financial statements, notes thereto, supporting schedules and other financial and statistical data included in the Registration Statement or the Prospectuses or with respect to the Form T-1, and we have not examined the accounting, financial or statistical records from which such financial statements, notes, schedules and data are derived. We note that, while certain portions of the Registration Statement and the Form T-1 (including financial statements, notes thereto, supporting schedules and other financial and statistical data) have been included therein on the authority of "experts" within the meaning of the Act, we are not such experts with respect to any portion of the Registration Statement or the Form T-1, including without limitation such financial statements, notes, schedules or other financial or statistical data included therein. Subject to the foregoing, we note that we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and your representatives, at which conferences the contents of the Registration Statement and the Prospectuses and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and each Prospectus and have not made any independent check or verification thereof, during the course of such participation (relying as to the factual matters underlying the determination of materiality to a large extent upon the statements of officers and other representatives of the Company), no facts came to our attention that caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than information omitted therefrom in reliance on Rule 430A under the Act), or that the Prospectuses, as of their date or the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of California, Delaware and New York or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriter, (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials and
(C) as to the opinions given in paragraphs 2, 7, 13, 15 and 17 on the opinion of Richard W. Madsen, general counsel to the Company. References to the Prospectuses in this paragraph (b) include any supplements thereto at the Closing Date.

                                   EXHIBIT B

                                   OPINION OF
                               RICHARD W. MADSEN
                        GENERAL COUNSEL FOR THE COMPANY

  The opinion of Richard W. Madsen, general counsel for the Company, which is called for by Section 6(c) of the Underwriting Agreement (the "Opinion"), shall be dated the Closing Date and addressed to the Underwriter. All terms used herein without definition shall have the meanings assigned to such terms in the Underwriting Agreement. The Opinion shall be substantially to the effect that:

    1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectuses.

    2. The Company is duly qualified or licensed to conduct business and is in good standing in each jurisdiction in which it owns or leases material property or in which the character of its business makes such qualification or license necessary, except where the failure so to qualify or be licensed would not have a material adverse effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole.

     3. To the best of such counsel's knowledge, all of the outstanding capital stock of the Company has been duly and validly authorized and issued and is fully paid and nonassessable. All of the outstanding capital stock or other securities evidencing equity ownership of the Subsidiaries have been duly and validly authorized and are fully paid and nonassessable, are owned of record and beneficially by the Company, either directly or indirectly through wholly owned subsidiaries of the Company, and, to the best of such counsel's knowledge, is free and clear of any security interest, claim, lien or encumbrance; to the best of such counsel's knowledge, except as disclosed in the Registration Statement, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any Subsidiary.

    4. The Company is not in violation of its Certificate of Incorporation or Bylaws and to the best of such counsel's knowledge is not in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture or other financing agreement of the Company, where such default could have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

    5. To the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator against or involving the Company of a character required to be disclosed in the Registration Statement or the Prospectuses which is not disclosed therein, or which are, singly and in the aggregate with all other such actions, material to the Company and its Subsidiaries considered as one enterprise.

    6. The Company is not, nor will be upon the issuance and sale of the Senior Notes and the Convertible Subordinated Notes and the fulfillment of the terms of this Agreement, subject to regulation under the Investment Company Act of 1940, as amended.

    7. To the best of such counsel's knowledge, no holder of securities of the Company has unwaived rights to the registration of such securities pursuant to the Registration Statement.

    8. The statements set forth in the Prospectuses under the headings "Business --Contracts" and "Legal and Environmental Proceedings," insofar as such statements constitute a summary of the documents, laws or proceedings referred to therein, fairly present the information called for with respect to such documents, laws and proceedings.

  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of California and Delaware and the United States, to the extent he deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom he believes to be reliable and who are satisfactory to counsel for the Underwriter and (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and public officials. References to the Prospectuses in this paragraph (b) include any supplements thereto at the Closing Date.